EX-99.1

Byline Bancorp, Inc. Reports Second Quarter 2018 Financial Results

Second Quarter 2018 Highlights

•	Completed the First Evanston Bancorp, Inc. acquisition on May 31, 2018
•	Net income of $2.8 million, or $0.08 per diluted share
o	Adjusted net income[1] of $10.6 million, or $0.32 per diluted share

•	Loan originations of $169.6 million and lease originations of $25.6 million

•	Originated loans and leases grew to $1.8 billion as of June 30, 2018, an increase of $186.0 million or 11.5% from the first quarter of 2018, and $449.5 million or 33.2% from second quarter of 2017
•	Total deposit base of $3.6 billion as of June 30, 2018. Non-interest bearing deposits to total deposits increased from 29.7% at March 31, 2018 to 32.7% at June 30, 2018

Chicago, IL, July 26, 2018 – Byline Bancorp, Inc. (the “Company”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $2.8 million, or $0.08 per diluted share, for the second quarter of 2018, compared with net income of $6.8 million, or $0.22 per diluted share, for the first quarter of 2018, and net income of $6.1 million, or $(0.18) per diluted share, for the second quarter of 2017. The Company’s financial results for the second quarter of 2018 include certain costs associated with its acquisition and integration of First Evanston Bancorp, Inc. (“First Evanston”) and its bank subsidiary First Bank & Trust, including merger-related and core system conversion expenses. Excluding these costs and impairment charges on assets held for sale, adjusted net income was $10.6 million, or $0.32 per diluted share, for the second quarter of 2018. A reconciliation of adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share, respectively, according to accounting principles generally accepted in the United States of America (“GAAP”) is provided in the financial tables at the end of this release.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “Byline Bank had a solid quarter highlighted by strong loan growth with contributions coming from our diversified commercial lending platform. Our government guaranteed lending business contributed nicely to both loan production and revenue for the quarter. Strong revenue growth along with continued gains in operating leverage resulted in a significant increase in our adjusted earnings.

During the quarter we completed the acquisition of First Evanston. This was an important milestone for our Company and we remain focused on ensuring a smooth transition for customers and colleagues. As part of our integration project we had the opportunity to evaluate our technology platform and made the decision to convert our core platform to FIS IBS which First Evanston utilized. We believe this platform will further enhance our product capabilities, provide for tighter integration and allow us to operate more efficiently going forward. We expect to see continued benefits on our financial performance as we execute on our integration plan and fully capture all of the synergies projected for this combination.

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

We continually evaluate all areas of the organization for opportunities to increase efficiencies. During the second quarter, we consolidated six branches and two other facilities within our network that had a minimal impact on our customer service levels, convenience, and business development capabilities. These consolidations resulted in approximately $891,000, or $0.03 per diluted share, in one-time charges and will provide an estimated $2.0 million in annual cost savings that will be re-invested over time into our infrastructure,” said Mr. Paracchini.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$39,627	$33,654	$31,896	$30,933	$29,181	$73,281	$57,577
Interest on taxable securities	4,572	4,055	3,679	3,720	3,703	8,627	7,493
Interest on tax-exempt securities	229	174	176	174	151	403	284
Other interest and dividend income	413	259	205	217	280	672	449
Total interest and dividend income	44,841	38,142	35,956	35,044	33,315	82,983	65,803
INTEREST EXPENSE
Deposits	3,745	2,498	2,218	2,112	1,923	6,243	3,406
Federal Home Loan Bank advances	1,360	1,358	1,009	850	772	2,718	1,432
Subordinated debentures and other borrowings	680	591	578	670	809	1,271	1,616
Total interest expense	5,785	4,447	3,805	3,632	3,504	10,232	6,454
Net interest income	$39,056	$33,695	$32,151	$31,412	$29,811	$72,751	$59,349

Byline Bancorp, Inc.

The following table presents the quarter-to-date schedule of average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
		June 30,			March 31,
	2018			2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$68,019	$199	1.17%	$38,490	$80	0.85%
Loans and leases(1)	2,638,757	39,627	6.02%	2,275,274	33,654	6.00%
Securities available-for-sale	694,154	4,203	2.43%	628,879	3,623	2.34%
Securities held-to-maturity	96,414	583	2.42%	101,834	611	2.43%
Tax-exempt securities(2)	36,749	229	2.50%	27,480	174	2.57%
Total interest-earning assets	$3,534,093	$44,841	5.09%	$3,071,957	$38,142	5.04%
Allowance for loan and lease losses	(18,292)			(17,360)
All other assets	347,383			307,474
TOTAL ASSETS	$3,863,184			$3,362,071
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$227,760	$124	0.22%	$186,686	$38	0.08%
Money market accounts	469,066	781	0.67%	345,545	370	0.43%
Savings	454,295	83	0.07%	436,935	76	0.07%
Time deposits	864,348	2,757	1.28%	733,753	2,014	1.11%
Total interest-bearing deposits	2,015,469	3,745	0.75%	1,702,919	2,498	0.59%
Federal Home Loan Bank advances	342,825	1,360	1.59%	363,540	1,358	1.52%
Other borrowed funds	57,644	680	4.73%	56,471	591	4.25%
Total borrowings	400,469	2,040	2.04%	420,011	1,949	1.88%
Total interest-bearing liabilities	$2,415,938	$5,785	0.96%	$2,122,930	$4,447	0.85%
Non-interest bearing demand deposits	891,175			743,827
Other liabilities	37,524			35,779
Total stockholders’ equity	518,547			459,535
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,863,184			$3,362,071
Net interest spread(3)			4.13%			4.19%
Net interest income		$39,056			$33,695
Net interest margin(4)			4.43%			4.45%

Net loan accretion impact on margin		$3,604	0.41%		$2,336	0.31%
Net interest margin excluding loan accretion(6)			4.02%			4.14%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

The Company completed its acquisition of First Evanston on May 31, 2018. All references to this transaction in the following narrative are referred to as “the acquisition” or “our recent acquisition.”

Net interest income for the second quarter of 2018 was $39.1 million, an increase of $5.4 million, or 15.9%, from $33.7 million for the first quarter of 2018.

The increase in net interest income was primarily due to:

•

An increase of $6.0 million in interest and fees on loans and leases, primarily due to loans acquired from the acquisition, growth from loan and lease originations, and an increase in interest rates on variable rate loans during the quarter; and

•	An increase of $572,000 in interest income on securities, primarily due to additional purchases and securities acquired during the quarter.

Partially offset by:

•

An increase of $1.2 million in interest expense on deposits, primarily due to deposits assumed as a result of the acquisition, an increase in time deposits and money market demand deposits driven by promotional campaigns during the quarter, and an increase in average rates on deposits; and

•

An increase of $89,000 in interest expense on subordinated debentures and other borrowings, partially due to junior subordinated debentures relating to trust preferred securities assumed as a result of the acquisition.

Net interest margin for the second quarter of 2018 was 4.43%, a decrease of 2 basis points from the first quarter of 2018. Total net loan accretion on acquired loans contributed 41 basis points to the net interest margin for the second quarter of 2018 and 31 basis points for the first quarter of 2018. Net interest margin excluding loan accretion decreased 12 basis points to 4.02% during the second quarter of 2018, compared to 4.14% for the first quarter of 2018. The net interest margin decrease was primarily driven by increased interest-bearing deposit rates during the quarter.

The cost of average total deposits was 0.52% for the second quarter of 2018, an increase of 11 basis points from the first quarter of 2018, due to higher rates on interest bearing deposits and growth in average time deposits of $130.6 million, partially offset by growth in average non-interest bearing demand deposits of $147.3 million. While we believe the acquisition provides a solid additional deposit base to help support future growth, the acquired interest-bearing demand deposits have a slightly higher overall cost than the Company’s existing deposit base, which contributed to the overall increase in the cost of average total deposits during the second quarter.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $4.0 million for the second quarter of 2018, a decrease of $1.1 million compared to $5.1 million for the first quarter of 2018. The second quarter provision included allocations of $4.5 million for originated loans and leases, partially offset by a $528,000 credit to the provision for acquired impaired loans. The decreased provision during the second quarter of 2018 was mainly due to recording a specific reserve on a commercial loan relationship during the previous quarter, offset by increases to the general reserve driven by originated loan and lease portfolio growth.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
NON-INTEREST INCOME
Fees and service charges on deposits	$1,456	$1,312	$1,304	$1,418	$1,348	$2,768	$2,567
Net servicing fees	459	563	704	959	1,076	1,022	1,995
ATM and interchange fees	1,141	1,218	1,498	1,495	1,499	2,359	2,847
Net gains on sales of securities available-for-sale	4	—	—	—	—	4	8
Net gains on sales of loans	9,723	7,476	9,036	7,499	8,445	17,199	16,527
Wealth management and trust income	192	—	—	—	—	192	—
Other non-interest income	1,527	859	97	547	825	2,386	1,557
Total non-interest income	$14,502	$11,428	$12,639	$11,918	$13,193	$25,930	$25,501

Non-interest income for the second quarter of 2018 was $14.5 million, an increase of $3.1 million compared to $11.4 million for the first quarter of 2018.

The increase in total non-interest income was primarily due to:

•	An increase of $2.2 million in net gains on sales of loans, primarily due to an increase in loans sold;
•

An increase of $668,000 in other non-interest income, primarily due to a $985,000 increase in customer derivative products fee income partially offset by a net loss on sale of an asset held for sale of $27,000 during the second quarter of 2018; and

•	An increase of $192,000 in wealth management and trust income, a new business line added as a result of the acquisition.

Partially offset by:

•	A decrease of $104,000 in net servicing fees, primarily due to the change in fair value of the servicing asset as a result of increases in prepayment speed assumptions on government guaranteed loans.

During the second quarter of 2018, the Company sold $95.0 million of government guaranteed loans compared to $78.6 million during the first quarter of 2018, contributing to the increase in net gains on sale of loans for the quarter.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
NON-INTEREST EXPENSE
Salaries and employee benefits	$19,244	$18,278	$17,118	$16,323	$17,226	$37,522	$33,828
Occupancy expense, net	4,499	3,755	3,553	3,301	3,485	8,254	7,224
Equipment expense	558	603	663	630	616	1,161	1,179
Loan and lease related expenses	1,471	1,400	1,116	891	801	2,871	1,678
Legal, audit and other professional fees	4,418	1,851	2,658	1,608	1,090	6,269	2,761
Data processing	10,371	2,301	2,284	2,399	2,447	12,672	4,856
Net loss (gain) recognized on other real estate owned and other related expenses	472	(1)	(430)	565	141	471	(429)
Regulatory assessments	366	241	299	326	384	607	568
Other intangible assets amortization expense	1,130	767	767	769	769	1,897	1,538
Advertising and promotions	347	249	232	196	318	596	607
Telecommunications	466	418	428	351	396	884	814
Other non-interest expense	2,428	2,057	1,670	3,706	1,576	4,485	3,476
Total non-interest expense	$45,770	$31,919	$30,358	$31,065	$29,249	$77,689	$58,100

Non-interest expense for the second quarter of 2018 was $45.8 million, an increase of $13.9 million from $31.9 million for the first quarter of 2018.

The increase in total non-interest expense was primarily due to:

•	An increase of $8.1 million in data processing expense, primarily due to contract termination expenses relating to the Bank’s anticipated core system conversion;
•	An increase of $2.6 million in legal, audit and other professional fees, primarily due to professional services incurred related to the acquisition;
•

An increase of $1.0 million in salaries and employee benefits, primarily due to additional salary and employee benefit expenses subsequent to the acquisition closing, partially offset by a $523,000 decrease in payroll taxes; and

•	An increase of $744,000 in occupancy expense, primarily due to $738,000 of expenses associated with branch consolidations.

The Company’s efficiency ratio was 83.35% for the second quarter of 2018, compared with 69.04% for the first quarter of 2018. Approximately $9.0 million of expenses were recognized during the quarter relating to the Bank’s anticipated core system conversion, including consulting fees and contract termination expense. Excluding merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, the Company’s adjusted efficiency ratio was 63.48% for the second quarter of 2018.

INCOME TAXES

The Company recorded income tax expense of $1.1 million during the second quarter of 2018, an effective tax rate of 27.8%, compared to $1.3 million during the first quarter of 2018, a decrease of $257,000.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $4.8 billion at June 30, 2018, an increase of $1.3 billion from $3.5 billion at March 31, 2018, and an increase of $1.4 billion compared to $3.4 billion at June 30, 2017.

The increase was primarily due to:

•

An increase in loans and leases of $1.1 billion, primarily due to an increase of $882.3 million in our acquired loan portfolio largely from the acquisition and an increase of $186.0 million in our originated loan portfolio;

•	An increase in securities of $126.1 million mainly due to the acquisition of the First Evanston securities portfolio, which included agency, municipal, and U.S. Treasury securities; and
•	An increase in goodwill of $73.0 million due to the premium value associated with the acquisition.

The following table shows our allocation of the originated, acquired impaired and acquired non-impaired loans and leases at the dates indicated:

	June 30, 2018		March 31, 2018		December 31, 2017
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$539,529	16.1%	$485,324	21.3%	$513,622	22.5%
Residential real estate	413,956	12.4%	397,516	17.4%	400,571	17.6%
Construction, land development, and other land	134,004	4.0%	110,092	4.8%	97,638	4.3%
Commercial and industrial	556,340	16.6%	470,689	20.6%	416,499	18.3%
Installment and other	4,898	0.1%	3,645	0.2%	3,724	0.2%
Leasing financing receivables	156,017	4.7%	151,468	6.7%	141,329	6.2%
Total originated loans and leases	$1,804,744	53.9%	$1,618,734	71.0%	$1,573,383	69.1%
Acquired impaired loans
Commercial real estate	$162,621	4.9%	$157,956	7.0%	$166,712	7.3%
Residential real estate	129,737	3.9%	139,858	6.1%	144,562	6.4%
Construction, land development, and other land	4,860	0.1%	5,156	0.2%	5,946	0.3%
Commercial and industrial	15,347	0.4%	8,055	0.4%	10,008	0.4%
Installment and other	521	0.0%	449	0.0%	462	0.0%
Total acquired impaired loans	$313,086	9.3%	$311,474	13.7%	$327,690	14.4%
Acquired non-impaired loans and leases
Commercial real estate	$532,837	15.9%	$197,589	8.7%	$211,359	9.3%
Residential real estate	155,895	4.7%	30,785	1.3%	32,085	1.4%
Construction, land development, and other land	49,752	1.5%	1,822	0.1%	1,845	0.1%
Commercial and industrial	454,133	13.6%	89,985	3.9%	94,731	4.1%
Installment and other	7,387	0.2%	36	0.0%	42	0.0%
Leasing financing receivables	30,858	0.9%	29,993	1.3%	36,357	1.6%
Total acquired non-impaired loans and leases	$1,230,862	36.8%	$350,210	15.3%	$376,419	16.5%
Total loans and leases	$3,348,692	100.0%	$2,280,418	100.0%	$2,277,492	100.0%
Allowance for loan and lease losses	(19,687)		(17,640)		(16,706)
Total loans and leases, net of allowance for loan and lease losses	$3,329,005		$2,262,778		$2,260,786

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases, non-performing assets, and other real estate owned at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Nonperforming assets:
Non-accrual loans and leases	$25,742	$23,626	$15,763	$15,121	$15,296
Past due loans and leases 90 days or more and still accruing interest	197	—	—	—	—
Accruing troubled debt restructured loans	1,238	1,037	1,061	1,631	981
Total non-performing loans and leases	27,177	24,663	16,824	16,752	16,277
Other real estate owned	6,402	10,466	10,626	13,859	12,684
Total non-performing assets	$33,579	$35,129	$27,450	$30,611	$28,961
Total non-performing loans and leases as a percentage of total loans and leases	0.81%	1.08%	0.74%	0.76%	0.76%
Total non-performing assets as a percentage of total assets	0.70%	1.01%	0.82%	0.93%	0.86%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	72.44%	71.52%	99.30%	95.39%	85.82%

Nonperforming assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$6,810	$6,266	$4,543	$3,501	$3,202
Past due loans 90 days or more and still accruing interest guaranteed	152	—	—	—	—
Accruing troubled debt restructured loans guaranteed	—	—	—	—	—
Total non-performing loans and leases guaranteed	6,962	6,266	4,543	3,501	3,202
Other real estate owned guaranteed	298	482	—	—	—
Total non-performing assets guaranteed	$7,260	$6,748	$4,543	$3,501	$3,202
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.60%	0.81%	0.54%	0.60%	0.61%
Total non-performing assets not guaranteed as a percentage of total assets	0.55%	0.82%	0.68%	0.82%	0.77%

Variances in non-performing assets:

•	Non-performing loans and leases were $27.2 million at June 30, 2018, an increase of $2.5 million from $24.7 million at March 31, 2018, partially consisting of government guaranteed loans; and
•

Other real estate owned was $6.4 million at June 30, 2018, a decrease of $4.1 million from $10.5 million at March 31, 2018, primarily due to sales of other real estate owned properties during the second quarter of 2018.

Non-performing assets consisted of $7.3 million and $6.7 million of government guaranteed balances at June 30, 2018 and March 31, 2018, respectively.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended							Six Months Ended
	June 30,	March 31,	December 31,	September 30,		June 30,		June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017		2017		2018	2017
Allowance for loan and lease losses, beginning of period	$17,640	$16,706	$15,980	$13,969		$11,817		$16,706	$10,923
Provision for loan and lease losses	3,956	5,115	3,347	3,900		3,515		9,071	5,406
Net charge-offs of loans	(1,909)	(4,181)	(2,621)	(1,889)		(1,363)		(6,090)	(2,360)
Allowance for loan and lease losses, end of period	$19,687	$17,640	$16,706	$15,980		$13,969		$19,687	$13,969

Allowance for loan and lease losses to period end total loans held for investment	0.59%	0.77%	0.73%	0.72%		0.65%		0.59%	0.65%
Net charge-offs (annualized) to average loans outstanding during the period	0.29%	0.75%	0.46%	0.34%		0.26%		0.50%	0.22%
Provision for loan and lease losses to net charge-offs during the period	2.07x	1.22x	1.28x	2.06	x	2.58	x	1.49x	2.29x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment decreased from 0.77% at March 31, 2018 to 0.59% at June 30, 2018, primarily due to the acquisition.

Net Charge-Offs

Net charge-offs during the second quarter of 2018 were $1.9 million, or 0.29% of average loans and leases, on an annualized basis, a decrease of $2.3 million compared to $4.2 million, or 0.75% of average loans, during the first quarter of 2018, and a slight increase from 0.26% for the second quarter of 2017. The decrease was primarily due to a charge-off related to one commercial loan relationship that was downgraded to non-accrual status during the first quarter.

Net charge-offs for the second quarter of 2018 included $1.7 million in the unguaranteed portion of government guaranteed loans while net charge-offs for the first quarter of 2018 included $1.9 million in the unguaranteed portion of government guaranteed loans and $2.0 million for commercial banking.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Non-interest bearing demand deposits	$1,193,057	$749,892	$760,887	$753,662	$781,636
Interest bearing checking accounts	287,330	196,802	186,611	187,232	182,351
Money market demand accounts	617,108	382,282	349,862	418,006	353,304
Other savings	487,130	439,277	437,212	435,536	445,220
Time deposits (below $250,000)	879,643	665,541	627,255	643,112	680,893
Time deposits ($250,000 and above)	180,609	90,753	81,502	83,381	97,194
Total deposits	$3,644,877	$2,524,547	$2,443,329	$2,520,929	$2,540,598

Total deposits were $3.6 billion at June 30, 2018, an increase of $1.1 billion compared to both the previous quarter and June 30, 2017, primarily due to assumed deposits from the acquisition. Non-interest bearing deposits to total deposits increased from 29.7% at March 31, 2018 to 32.7% at June 30, 2018.

The increase in the current quarter was primarily due to:

•

An increase in non-interest bearing demand deposits of $443.2 million, from $749.9 million at March 31, 2018 to $1.2 billion at June 30, 2018, primarily driven by the assumption of the First Evanston deposits;

•

An increase in time deposits of $304.0 million, from $756.3 million at March 31, 2018 to $1.1 billion at June 30, 2018, primarily driven by the assumption of First Evanston time deposits as well continuing promotional campaigns; and

•

An increase in money market demand deposits of $234.8 million, from $382.3 million at March 31, 2018 to $617.1 million at June 30, 2018, primarily driven by the First Evanston deposits as well as an ongoing promotional campaign.

Total borrowings and other liabilities were $544.0 million at June 30, 2018, an increase of $69.1 million from $474.9 million at March 31, 2018.

The increase in the current quarter was primarily due to:

•	An increase in Federal Home Loan Bank advances of $40.0 million, from $380.0 million at March 31, 2018 to $420.0 million at June 30, 2018, primarily due to the Bank’s ongoing funding needs;
•

An increase in accrued expenses and other liabilities of $22.7 million, from $37.7 million at March 31, 2018 to $60.3 million at June 30, 2018, partially due to additional accrued expenses and other liabilities resulting from the core system conversion and acquisition and loan purchases of $10.0 million not yet settled during the quarter; and

•

An increase in junior subordinated debentures of $8.7 million, from $27.8 million at March 31, 2018 to $36.5 million at June 30, 2018, partially due to an additional contractual $10.0 million of junior subordinated debentures assumed as a result of the acquisition.

Partially offset by:

Byline Bancorp, Inc.

•

A decrease of $3.2 million in securities sold under agreements to repurchase, from $27.8 million at March 31, 2018 to $24.7 million at June 30, 2018, primarily due to net repurchases during the quarter.

Stockholders’ Equity

Total stockholders’ equity was $616.4 million at June 30, 2018, an increase of $153.5 million from $462.9 million at March 31, 2018, and an increase of $168.7 million from $447.7 million at June 30, 2017, primarily due to a $151.1 million increase from the acquisition.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of June 30, 2018:

	Actual		Minimum Capital Required		Required for the Bank to be Considered Well Capitalized
June 30, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$496,926	12.92%	$307,793	8.00%	N/A	N/A
Bank	474,663	12.32%	308,217	8.00%	$385,272	10.00%
Tier 1 capital to risk weighted assets:
Company	$475,381	12.36%	$230,845	6.00%	N/A	N/A
Bank	453,118	11.76%	231,163	6.00%	$308,217	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$418,443	10.88%	$173,134	4.50%	N/A	N/A
Bank	453,118	11.76%	173,372	4.50%	$250,427	6.50%
Tier 1 capital to average assets:
Company	$475,381	10.57%	$179,841	4.00%	N/A	N/A
Bank	453,118	10.07%	180,066	4.00%	$225,083	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, July 27, 2018 to discuss its quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (888) 317-6016. A recorded replay can be accessed through August 10, 2018 by dialing (877) 344-7529; passcode: 10121933.

A slide presentation relating to the second quarter 2018 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline

Byline Bancorp, Inc.

Bank has approximately $4.8 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per share, tangible common equity to tangible assets, and net interest margin excluding loan accretion. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures.

Adjusted net income and adjusted diluted earnings per share exclude certain significant items, which include incremental income tax benefit related to Illinois corporate income tax rate increases, incremental income tax expense or benefit related to federal corporate income tax reductions, impairment charges on assets held for sale, merger related expenses, and core system conversion expenses adjusted for applicable income tax.  Management believes the significant items are not indicative of or useful to measure the Company’s operating performance on an ongoing basis.

Adjusted non-interest expense is non-interest expense excluding certain significant items, which include impairment charges on assets held for sale, merger-related expenses, and core system conversion expenses.

Adjusted efficiency ratio is adjusted non-interest expense less amortization of intangible assets divided by net interest income and non-interest income. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Adjusted non-interest expense to average assets is adjusted non-interest expense divided by average assets. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Adjusted return on average stockholders’ equity is adjusted net income divided by average stockholders’ equity. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Adjusted return on average assets is adjusted net income divided by average assets. Management believes the metric is an important measure of the Company’s operating performance on an ongoing basis.

Byline Bancorp, Inc.

Non-interest income to total revenues is non-interest income divided by net interest income plus non-interest income. Management believes that it is standard practice in the industry to present non-interest income as a percentage of total revenue. Accordingly, management believes providing these measures may be useful for peer comparison.

Pre‑tax pre‑provision income is pre‑tax income plus the provision for loan and lease losses. Management believes this metric is important due to the tax benefit resulting from the reversal of the deferred tax asset valuation allowance, the decrease in the federal corporate income tax rate, and the increase in the Illinois state corporate income tax rate.

Pre-tax pre-provision return on average assets is pre-tax income plus the provision for loan and lease losses, divided by average assets. Management believes this metric is important due to the change in tax expense or benefit resulting from the recent decrease in the federal corporate income tax rate and the recent increase in the Illinois state income tax rate. The ratio demonstrates profitability excluding the tax provision or benefit and excludes the provision for loan and lease losses. Adjusted pre-tax pre-provision return on average assets excludes certain significant items, which include impairment charges on assets held for sale, merger related expenses, and core system conversion expenses.

Tangible common equity is defined as total stockholders’ equity reduced by preferred stock and goodwill and other intangible assets. Management does not consider servicing assets as an intangible asset for purposes of this calculation.

Tangible assets is defined as total assets reduced by goodwill and other intangible assets. Management does not consider servicing assets as an intangible asset for purposes of this calculation.

Tangible book value per share is calculated as tangible common equity, which is stockholders’ equity reduced by preferred stock and goodwill and other intangible assets, divided by total shares of common stock outstanding. Management believes this metric is important due to the relative changes in the book value per share exclusive of changes in intangible assets.

Tangible common equity to tangible assets is calculated as tangible common equity divided by tangible assets, which is total assets reduced by goodwill and other intangible assets. Management believes this measure is important to investors and analysts interested in relative changes in the ratio of total stockholders’ equity to total assets, each exclusive of changes in intangible assets.

Net interest margin excluding loan accretion is calculated as reported net interest margin less the effect of accretion income net of contractual interest collected on acquired loans. Management believes that this metric is important as it illustrates the impact of net accretion income from acquired loans on the net interest margin.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company and its business. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other

Byline Bancorp, Inc.

comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain reliable, accurate or complete based on current reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Allyson Pooley/Tony Rossi	Erin O’Neill
Financial Profiles, Inc.	Director of Marketing
IRBY@bylinebank.com	Byline Bank
773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
ASSETS
Cash and due from banks	$25,299	$17,396	$19,404	$16,193	$17,740
Interest bearing deposits with other banks	127,417	110,645	38,945	46,043	62,081
Cash and cash equivalents	152,716	128,041	58,349	62,236	79,821
Securities available-for-sale, at fair value	757,825	626,057	583,236	584,684	591,933
Securities held-to-maturity, at amortized cost	106,613	112,266	117,163	121,453	127,397
Restricted stock, at cost	18,977	17,177	16,343	10,628	11,978
Loans held for sale	5,822	8,219	5,212	2,087	6,835
Loans and leases:
Loans and leases	3,348,692	2,280,418	2,277,492	2,216,499	2,149,390
Allowance for loan and lease losses	(19,687)	(17,640)	(16,706)	(15,980)	(13,969)
Net loans and leases	3,329,005	2,262,778	2,260,786	2,200,519	2,135,421
Servicing assets, at fair value	21,587	21,615	21,400	21,669	21,424
Accrued interest receivable	10,670	6,971	7,670	7,183	6,961
Premises and equipment, net	107,300	94,014	95,224	96,334	98,891
Assets held for sale	11,428	9,030	9,779	12,938	13,666
Other real estate owned, net	6,402	10,466	10,626	13,859	12,684
Goodwill	127,536	54,562	54,562	51,975	51,975
Other intangible assets, net	37,139	15,991	16,756	17,522	18,290
Bank-owned life insurance	5,886	5,838	5,718	5,680	5,643
Deferred tax assets, net	48,936	47,371	47,376	60,350	58,784
Due from broker	—	—	—	—	82,699
Due from counterparty	25,569	19,987	39,824	21,084	19,257
Other assets	31,869	21,989	16,106	15,241	16,463
Total assets	$4,805,280	$3,462,372	$3,366,130	$3,305,442	$3,360,122
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing demand deposits	$1,193,057	$749,892	$760,887	$753,662	$781,636
Interest bearing deposits:
NOW, savings accounts, and money market accounts	1,391,568	1,018,361	973,685	1,040,774	980,875
Time deposits	1,060,252	756,294	708,757	726,493	778,087
Total deposits	3,644,877	2,524,547	2,443,329	2,520,929	2,540,598
Accrued interest payable	2,562	1,612	1,306	1,184	1,562
Line of credit	—	—	—	—	16,150
Federal Home Loan Bank advances	420,000	380,000	361,506	234,559	219,611
Securities sold under agreements to repurchase	24,653	27,815	31,187	30,807	32,429
Junior subordinated debentures issued to capital trusts, net	36,452	27,800	27,647	27,482	27,309
Accrued expenses and other liabilities	60,330	37,662	42,577	30,948	74,732
Total liabilities	4,188,874	2,999,436	2,907,552	2,845,909	2,912,391
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	360	293	292	292	292
Additional paid-in capital	544,686	392,932	391,586	391,040	390,660
Retained earnings	71,257	68,687	61,349	62,311	52,753
Accumulated other comprehensive loss, net of tax	(10,335)	(9,414)	(5,087)	(4,548)	(6,412)
Total stockholders’ equity	616,406	462,936	458,578	459,533	447,731
Total liabilities and stockholders’ equity	$4,805,280	$3,462,372	$3,366,130	$3,305,442	$3,360,122

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except share and per share data)	2018	2018	2017	2017	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$39,627	$33,654	$31,896	$30,933	$29,181	$73,281	$57,577
Interest on taxable securities	4,572	4,055	3,679	3,720	3,703	8,627	7,493
Interest on tax-exempt securities	229	174	176	174	151	403	284
Other interest and dividend income	413	259	205	217	280	672	449
Total interest and dividend income	44,841	38,142	35,956	35,044	33,315	82,983	65,803
INTEREST EXPENSE
Deposits	3,745	2,498	2,218	2,112	1,923	6,243	3,406
Federal Home Loan Bank advances	1,360	1,358	1,009	850	772	2,718	1,432
Subordinated debentures and other borrowings	680	591	578	670	809	1,271	1,616
Total interest expense	5,785	4,447	3,805	3,632	3,504	10,232	6,454
Net interest income	39,056	33,695	32,151	31,412	29,811	72,751	59,349
PROVISION FOR LOAN AND LEASE LOSSES	3,956	5,115	3,347	3,900	3,515	9,071	5,406
Net interest income after provision for loan and lease losses	35,100	28,580	28,804	27,512	26,296	63,680	53,943
NON-INTEREST INCOME
Fees and service charges on deposits	1,456	1,312	1,304	1,418	1,348	2,768	2,567
Net servicing fees	459	563	704	959	1,076	1,022	1,995
ATM and interchange fees	1,141	1,218	1,498	1,495	1,499	2,359	2,847
Net gains on sales of securities available-for- sale	4	—	—	—	—	4	8
Net gains on sales of loans	9,723	7,476	9,036	7,499	8,445	17,199	16,527
Wealth management and trust income	192	—	—	—	—	192	—
Other non-interest income	1,527	859	97	547	825	2,386	1,557
Total non-interest income	14,502	11,428	12,639	11,918	13,193	25,930	25,501
NON-INTEREST EXPENSE
Salaries and employee benefits	19,244	18,278	17,118	16,323	17,226	37,522	33,828
Occupancy expense, net	4,499	3,755	3,553	3,301	3,485	8,254	7,224
Equipment expense	558	603	663	630	616	1,161	1,179
Loan and lease related expenses	1,471	1,400	1,116	891	801	2,871	1,678
Legal, audit and other professional fees	4,418	1,851	2,658	1,608	1,090	6,269	2,761
Data processing	10,371	2,301	2,284	2,399	2,447	12,672	4,856
Net loss (gain) recognized on other real estate owned and other related expenses	472	(1)	(430)	565	141	471	(429)
Regulatory assessments	366	241	299	326	384	607	568
Other intangible assets amortization expense	1,130	767	767	769	769	1,897	1,538
Advertising and promotions	347	249	232	196	318	596	607
Telecommunications	466	418	428	351	396	884	814
Other non-interest expense	2,428	2,057	1,670	3,706	1,576	4,485	3,476
Total non-interest expense	45,770	31,919	30,358	31,065	29,249	77,689	58,100
INCOME BEFORE PROVISION FOR INCOME TAXES	3,832	8,089	11,085	8,365	10,240	11,921	21,344
PROVISION (BENEFIT) FOR INCOME TAXES	1,064	1,321	11,851	(1,390)	4,094	2,385	8,638
NET INCOME (LOSS)	2,768	6,768	(766)	9,755	6,146	9,536	12,706
Dividends on preferred shares	198	193	196	195	10,697	391	10,886
INCOME AVAILABLE (LOSS ATTRIBUTABLE) TO COMMON STOCKHOLDERS	$2,570	$6,575	$(962)	$9,560	$(4,551)	$9,145	$1,820
EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.08	$0.22	$(0.03)	$0.33	$(0.18)	$0.30	$0.07
Diluted	$0.08	$0.22	$(0.03)	$0.32	$(0.18)	$0.29	$0.07
Weighted average common shares outstanding for basic earnings (loss) per common share	31,614,973	29,291,179	29,246,900	29,246,900	24,667,587	30,459,495	24,642,287
Diluted weighted average common shares outstanding for diluted earnings (loss) per common share	32,568,396	29,913,633	29,246,900	29,752,331	24,667,587	31,448,320	25,106,887

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except share and per share data)	2018	2018	2017	2017	2017	2018	2017
Summary of Operations
Net interest income	$39,056	$33,695	$32,151	$31,412	$29,811	$72,751	$59,349
Provision for loan and lease losses	3,956	5,115	3,347	3,900	3,515	9,071	5,406
Non-interest income	14,502	11,428	12,639	11,918	13,193	25,930	25,501
Non-interest expense	45,770	31,919	30,358	31,065	29,249	77,689	58,100
Income before provision for income taxes	3,832	8,089	11,085	8,365	10,240	11,921	21,344
Provision (benefit) for income taxes	1,064	1,321	11,851	(1,390)	4,094	2,385	8,638
Net income (loss)	2,768	6,768	(766)	9,755	6,146	9,536	12,706
Dividends on preferred shares	198	193	196	195	10,697	391	10,886
Net income available (loss attributable) to common stockholders	$2,570	$6,575	$(962)	$9,560	$(4,551)	$9,145	$1,820

Earnings per Common Share
Basic earnings (loss) per common share	$0.08	$0.22	$(0.03)	$0.33	$(0.18)	$0.30	$0.07
Diluted earnings (loss) per common share	$0.08	$0.22	$(0.03)	$0.32	$(0.18)	$0.29	$0.07
Adjusted diluted earnings (loss) per common share(2)(3)	$0.32	$0.21	$0.24	$0.18	$(0.18)	$0.52	$0.07
Weighted average common shares outstanding (basic)	31,614,973	29,291,179	29,246,900	29,246,900	24,667,587	30,459,495	24,642,287
Weighted average common shares outstanding (diluted)	32,568,396	29,913,633	29,246,900	29,752,331	24,667,587	31,448,320	25,106,887
Common shares outstanding	36,218,955	29,404,048	29,317,298	29,305,400	29,246,900	36,218,955	29,246,900

Key Ratios and performance metrics (annualized where applicable)
Net interest margin	4.43%	4.45%	4.26%	4.18%	4.02%	4.44%	4.01%
Cost of deposits	0.52%	0.41%	0.35%	0.33%	0.30%	0.47%	0.27%
Efficiency ratio(1)	83.35%	69.04%	66.06%	69.92%	66.23%	76.81%	66.66%
Adjusted efficiency ratio(1)(2)(3)	63.48%	68.77%	63.23%	67.72%	66.23%	65.90%	66.66%
Non-interest expense to average assets	4.75%	3.85%	3.64%	3.73%	3.57%	4.34%	3.55%
Adjusted non-interest expense to average assets(2)(3)	3.65%	3.84%	3.49%	3.61%	3.57%	3.73%	3.55%
Return (loss) on average stockholders' equity	2.14%	5.97%	(0.66)%	8.44%	6.21%	3.93%	6.52%
Adjusted Return on average stockholders' equity(2)(3)	8.18%	5.41%	6.22%	4.79%	6.21%	6.89%	6.52%
Return (loss) on average assets	0.29%	0.82%	(0.09)%	1.17%	0.75%	0.53%	0.78%
Adjusted return on average assets(2)(3)	1.10%	0.74%	0.87%	0.66%	0.75%	0.93%	0.78%
Non-interest income to total revenues(2)	27.08%	25.33%	28.22%	27.51%	30.68%	26.28%	30.05%
Pre-tax pre-provision return on average assets(2)	0.81%	1.59%	1.73%	1.47%	1.68%	1.17%	1.63%
Adjusted pre-tax pre-provision return on average assets(2)(3)	1.91%	1.61%	1.89%	1.59%	1.68%	1.77%	1.63%
Non-interest bearing deposits to total deposits	32.73%	29.70%	31.14%	29.90%	30.77%	32.73%	30.77%
Deposits per branch	$61,778	$45,081	$43,631	$44,227	$44,572	$61,778	$44,572
Loans and leases held for sale and loans and lease held for investment to total deposits	92.03%	90.66%	93.43%	88.01%	84.87%	92.03%	84.87%
Deposits to total liabilities	87.01%	84.17%	84.03%	88.58%	87.23%	87.01%	87.23%
Tangible book value per common share(2)	$12.18	$12.99	$12.85	$12.95	$12.55	$12.18	$12.55

Asset Quality Ratios
Non-performing loans and leases to total loan and leases held for investment, net before ALLL	0.81%	1.08%	0.74%	0.76%	0.76%	0.81%	0.76%
ALLL to total loans and leases held for investment, net before ALLL	0.59%	0.77%	0.73%	0.72%	0.65%	0.59%	0.65%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.29%	0.75%	0.46%	0.34%	0.26%	0.50%	0.22%
Acquisition accounting adjustments(4)	$52,090	$28,058	$31,693	$34,249	$37,713	$52,090	$37,713

Capital Ratios
Common equity to assets	12.63%	13.07%	13.31%	13.59%	13.01%	12.63%	13.01%
Tangible common equity to tangible assets(2)	9.51%	11.26%	11.44%	11.73%	11.16%	9.51%	11.16%
Leverage ratio	10.57%	12.14%	12.25%	11.95%	11.73%	10.57%	11.73%
Common equity tier 1 capital ratio	10.88%	13.49%	13.77%	13.93%	13.61%	10.88%	13.61%
Tier 1 capital ratio	12.36%	15.30%	15.27%	15.38%	15.06%	12.36%	15.06%
Total capital ratio	12.92%	16.05%	15.98%	16.08%	15.68%	12.92%	15.68%
(1)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(2)	Represents a non-GAAP financial measure. See Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense
(4)	Represents the remaining unamortized premium or unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended June 30,
	2018			2017
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$68,019	$199	1.17%	$80,327	$174	0.87%
Loans and leases(1)	2,638,757	39,627	6.02%	2,153,482	29,181	5.44%
Securities available-for-sale	694,154	4,203	2.43%	605,688	3,134	2.08%
Securities held-to-maturity	96,414	583	2.42%	116,931	675	2.32%
Tax-exempt securities(2)	36,749	229	2.50%	21,413	151	2.83%
Total interest-earning assets	$3,534,093	$44,841	5.09%	$2,977,841	$33,315	4.49%
Allowance for loan and lease losses	(18,292)			(12,377)
All other assets	347,383			319,201
TOTAL ASSETS	$3,863,184			$3,284,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$227,760	$124	0.22%	$187,825	$31	0.07%
Money market accounts	469,066	781	0.67%	374,383	226	0.24%
Savings	454,295	83	0.07%	447,324	79	0.07%
Time deposits	864,348	2,757	1.28%	799,285	1,587	0.80%
Total interest-bearing deposits	2,015,469	3,745	0.75%	1,808,817	1,923	0.43%
Federal Home Loan Bank advances	342,825	1,360	1.59%	225,579	772	1.37%
Other borrowed funds	57,644	680	4.73%	76,255	809	4.26%
Total borrowings	400,469	2,040	2.04%	301,834	1,581	2.10%
Total interest-bearing liabilities	$2,415,938	$5,785	0.96%	$2,110,651	$3,504	0.67%
Non-interest bearing demand deposits	891,175			745,907
Other liabilities	37,524			31,290
Total stockholders’ equity	518,547			396,817
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,863,184			$3,284,665
Net interest spread(3)			4.13%			3.82%
Net interest income		$39,056			$29,811
Net interest margin(4)			4.43%			4.02%

Net loan accretion impact on margin		$3,604	0.41%		$2,471	0.33%
Net interest margin excluding loan accretion(6)			4.02%			3.69%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Six Months Ended June 30,
	2018			2017
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$53,337	$281	1.06%	$58,218	$222	0.77%
Loans and leases(1)	2,458,019	73,281	6.01%	2,174,118	57,577	5.34%
Securities available-for-sale	661,697	7,825	2.38%	614,367	6,344	2.08%
Securities held-to-maturity	99,109	1,193	2.43%	119,518	1,376	2.32%
Tax-exempt securities(2)	32,140	403	2.53%	19,933	284	2.87%
Total interest-earning assets	$3,304,302	$82,983	5.06%	$2,986,154	$65,803	4.44%
Allowance for loan and lease losses	(17,828)			(11,772)
All other assets	327,357			325,075
TOTAL ASSETS	$3,613,831			$3,299,457
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$207,337	$162	0.16%	$184,881	$58	0.06%
Money market accounts	407,647	1,152	0.57%	370,848	438	0.24%
Savings	445,663	159	0.07%	447,107	158	0.07%
Time deposits	799,410	4,770	1.20%	794,950	2,752	0.70%
Total interest-bearing deposits	1,860,057	6,243	0.68%	1,797,786	3,406	0.38%
Federal Home Loan Bank advances	353,125	2,718	1.55%	263,268	1,432	1.10%
Other borrowed funds	57,061	1,271	4.49%	73,065	1,616	4.46%
Total borrowings	410,186	3,989	1.96%	336,333	3,048	1.83%
Total interest-bearing liabilities	$2,270,243	$10,232	0.91%	$2,134,119	$6,454	0.61%
Non-interest bearing demand deposits	817,908			731,117
Other liabilities	36,476			40,972
Total stockholders’ equity	489,204			393,249
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,613,831			$3,299,457
Net interest spread(3)			4.15%			3.83%
Net interest income		$72,751			$59,349
Net interest margin(4)			4.44%			4.01%

Net loan accretion impact on margin		$5,941	0.36%		$4,181	0.28%
Net interest margin excluding loan accretion(6)			4.08%			3.73%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended					As of or for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, per share data)	2018	2018	2017	2017	2017	2018	2017
Net income (loss) and earnings per share excluding significant items
Reported Net Income (Loss)	$2,768	$6,768	$(766)	$9,755	$6,146	$9,536	$12,706
Significant items:
Incremental income tax benefit of state tax rate change	—	—	—	(4,790)	—	—	—
Incremental income tax (benefit) expense attributed to federal income tax reform	—	(724)	7,154	—	—	(724)	—
Impairment charges on assets held for sale	117	—	—	951	—	117	—
Merger-related expense	1,517	123	1,272	—	—	1,640	—
Core system conversion expense	9,009	—	—	—	—	9,009	—
Tax benefit on significant items	(2,832)	(34)	(395)	(386)	—	(2,866)	—
Adjusted Net Income	$10,579	$6,133	$7,265	$5,530	$6,146	$16,712	$12,706
Reported Diluted Earnings (Loss) per Share	$0.08	$0.22	$(0.03)	$0.32	$(0.18)	$0.29	$0.07
Significant items:
Incremental income tax benefit of state tax rate change	—	—	—	(0.16)	—	—	—
Incremental income tax (benefit) expense attributed to federal income tax reform	—	(0.02)	0.24	—	—	(0.02)	—
Impairment charges on assets held for sale	—	—	—	0.03	—	—	—
Merger-related expense	0.05	0.01	0.04	—	—	0.06	—
Core system conversion expense	0.28	—	—	—	—	0.28	—
Tax benefit on significant items	(0.09)	—	(0.01)	(0.01)	—	(0.09)	—
Adjusted Diluted Earnings (Loss) per Share	$0.32	$0.21	$0.24	$0.18	$(0.18)	$0.52	$0.07

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except share and per share data)(ratios annualized, where applicable)	2018	2018	2017	2017	2017	2018	2017
Net interest margin:
Reported net interest margin	4.43%	4.45%	4.26%	4.18%	4.02%	4.44%	4.01%
Effect of accretion income on acquired loans	(0.41)%	(0.31)%	(0.30)%	(0.29)%	(0.33)%	(0.36)%	(0.28)%
Net interest margin excluding accretion	4.02%	4.14%	3.96%	3.89%	3.69%	4.08%	3.73%
Total revenues:
Net interest income	$39,056	$33,695	$32,151	$31,412	$29,811	$72,751	$59,349
Add: Non-interest income	14,502	11,428	12,639	11,918	13,193	25,930	25,501
Total revenues	$53,558	$45,123	$44,790	$43,330	$43,004	$98,681	$84,850
Adjusted efficiency ratio:
Non-interest expense excluding amortization of intangible assets	$44,640	$31,152	$29,591	$30,296	$28,480	$75,792	$56,562
Total revenues	53,558	45,123	44,790	43,330	43,004	98,681	84,850
Efficiency ratio	83.35%	69.04%	66.06%	69.92%	66.23%	76.81%	66.66%
Less: significant adjusted items	10,643	123	1,272	951	—	10,766	—
Adjusted efficiency ratio	63.48%	68.77%	63.23%	67.72%	66.23%	65.90%	66.66%
Adjusted non-interest expense to average assets:
Total average assets	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$3,284,665	$3,613,831	$3,299,457
Non-interest expense	45,770	31,919	30,358	31,065	29,249	77,689	58,100
Less: significant adjusted items	10,643	123	1,272	951	—	10,766	—
Adjusted non-interest expense to average assets	3.65%	3.84%	3.49%	3.61%	3.57%	3.73%	3.55%
Adjusted return on average stockholders' equity:
Average stockholders' equity	$518,547	$459,535	$463,301	$458,443	$396,818	$489,204	$393,249
Net income (loss)	2,768	6,768	(766)	9,755	6,146	9,536	12,706
Less: significant adjusted items	7,811	(635)	8,031	(4,225)	—	7,176	—
Adjusted return on average stockholders' equity	8.18%	5.41%	6.22%	4.79%	6.21%	6.89%	6.52%
Adjusted return on average assets:
Total average assets	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$3,284,665	$3,613,831	$3,299,457
Net income (loss)	2,768	$6,768	$(766)	$9,755	$6,146	$9,536	$12,706
Less: significant adjusted items	7,811	(635)	8,031	(4,225)	—	7,176	—
Adjusted return on average assets	1.10%	0.74%	0.87%	0.66%	0.75%	0.93%	0.78%
Non-interest income to total revenues:
Non-interest income	$14,502	$11,428	$12,639	$11,918	$13,193	$25,930	$25,501
Total revenues	53,558	45,123	44,790	43,330	43,004	98,681	84,850
Non-interest income to total revenues	27.08%	25.33%	28.22%	27.51%	30.68%	26.28%	30.05%
Pre-tax pre-provision net income:
Pre-tax income	$3,832	$8,089	$11,085	$8,365	$10,240	$11,921	$21,344
Add: Provision for loan and lease losses	3,956	5,115	3,347	3,900	3,515	9,071	5,406
Pre-tax pre-provision net income	$7,788	$13,204	$14,432	$12,265	$13,755	$20,992	$26,750

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except share and per share data)(ratios annualized, where applicable)	2018	2018	2017	2017	2017	2018	2017
Pre-tax pre-provision return on average assets:
Total average assets	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$3,284,665	$3,613,831	$3,299,457
Pre-tax pre-provision net income	7,788	13,204	14,432	12,265	13,755	20,992	26,750
Pre-tax pre-provision return on average assets	0.81%	1.59%	1.73%	1.47%	1.68%	1.17%	1.63%
Adjusted pre-tax pre-provision return on average assets:
Total average assets	$3,863,184	$3,362,071	$3,303,673	$3,307,186	$3,284,665	$3,613,831	$3,299,457
Pre-tax pre-provision net income	7,788	13,204	14,432	12,265	13,755	20,992	26,750
Less: significant adjusted items	10,643	123	1,272	951	—	10,766	—
Adjusted pre-tax pre-provision return on average assets:	1.91%	1.61%	1.89%	1.59%	1.68%	1.77%	1.63%
Tangible common equity:
Total stockholders' equity	$616,406	$462,936	$458,578	$459,533	$447,731	$616,406	$447,731
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill	127,536	54,562	54,562	51,975	51,975	127,536	51,975
Less: Core deposit intangibles and other intangibles	37,139	15,991	16,756	17,522	18,290	37,139	18,290
Tangible common equity	$441,293	$381,945	$376,822	$379,598	$367,028	$441,293	$367,028
Tangible assets:
Total assets	$4,805,280	$3,462,372	$3,366,130	$3,305,442	$3,360,122	$4,805,280	$3,360,122
Less: Goodwill	127,536	54,562	54,562	51,975	51,975	127,536	51,975
Less: Core deposit intangibles and other intangibles	37,139	15,991	16,756	17,522	18,290	37,139	18,290
Tangible assets	4,640,605	3,391,819	3,294,812	3,235,945	3,289,857	4,640,605	3,289,857
Tangible book value per share:
Tangible common equity	$441,293	$381,945	$376,822	$379,598	$367,028	$441,293	$367,028
Shares of common stock outstanding	36,218,955	29,404,048	29,317,298	29,305,400	29,246,900	36,218,955	29,246,900
Tangible book value per share	12.18	12.99	12.85	12.95	12.55	12.18	12.55
Tangible common equity to tangible assets:
Tangible common equity	$441,293	$381,945	$376,822	$379,598	$367,028	$441,293	$367,028
Tangible assets	4,640,605	3,391,819	3,294,812	3,235,945	3,289,857	4,640,605	3,289,857
Tangible common equity to tangible assets	9.51%	11.26%	11.44%	11.73%	11.16%	9.51%	11.16%